EXHIBIT A
                                                                       ---------
                   Officers and Directors of MCC and MCCE
                  -----------------------------------------

     MCCE is a wholly-owned subsidiary of MCC, and therefore MCC ultimately controls MCCE. The name, business address, present principal occupation, and citizenship of each director, executive officer and control person of MCCE, and each executive officer and director of MCC, are set forth below.

Name and Business                        Principal  Occupation                                        Citizenship
   Address                       and Name, Principal Business and Address
                                 of the Employing Organizations

Anthony R. Moore          MCC
                          ---                                                                     United Kingdom and
                          Executive Chairman. Mr. Moore also owns 24.25% of the                   United States of
14 Hay's Mews             voting equity in MCC. MCC is an international private equity            America
London W1J 5TP            investment and advisory firm.  MCC's principal office is located
United Kingdom            at 10757  South River Front Parkway, Suite 125, South Jordan,
                          UT 84095.

                          MCCE
                          ----
                          Co-Chairman of the Board and Co-Chief Executive Officer.
                          MCCE provides business consulting services in the United
                          Kingdom. MCCE's principal office is located at 14 Hay's
                          Mews, London W1J 5PT United Kingdom.

                          MCCA
                          ----
                          Chairman of the Board. MCCA is an SEC-registered
                          investment adviser, and provides investment management
                          services to the Fund. MCCA's principal office is located at
                          2727 Allen Parkway, 13th Floor, Houston, TX 77019.

                          Equus II Incorporated
                          ---------------------
                          Chairman of the Board, President and CEO. Equus II
                          Incorporated is a closed-end fund, business development
                          company, and is listed on the New York Stock Exchange.
                          Equus II Incorporated's principal office is located at 2727 Allen
                          Parkway, 13th Floor, Houston, TX 77019.

Name and Business                        Principal  Occupation                                        Citizenship
   Address                       and Name, Principal Business and Address
                                 of the Employing Organizations

Sharon Clayton            MCC
                          ----                                                                  United States of
                          Chief Executive Officer and Director.  Ms. Clayton also owns          America
10757 South River Front   25.77% of the voting equity in MCC.  MCC is an international
Parkway, Suite 125, South private equity investment and advisory firm.  MCC's principal
Jordan, UT 84095          office is located at 10757 South River Front Parkway, Suite 125,
                          South Jordan, UT 84095.

                          MCCE
                          ----
                          Co-Chairman of the Board and Co-Chief Executive Officer.
                          MCCE provides business consulting services in the United
                          Kingdom. MCCE's principal office is located at 14 Hay's
                          Mews, London W1J 5PT United Kingdom.

                          MCCA
                          ----
                          Co-Chairman of the Board. MCCA is an SEC-registered
                          investment adviser, and provides investment management
                          services to the Fund. MCCA's principal office is located at
                          2727 Allen Parkway, 13th Floor, Houston, TX 77019.

                          Equus II Incorporated
                          ---------------------
                          Vice Chairman. Equus II Incorporated is a closed-end fund, business development company, and is listed on the New York
                          Stock Exchange. Equus II Incorporated's principal office is located at 2727 Allen Parkway, 13th Floor, Houston, TX 77019.


Name and Business                        Principal  Occupation                                        Citizenship
   Address                       and Name, Principal Business and Address
                                 of the Employing Organizations
Kenneth I. Denos         MCC                                                                    United States of
                         ----
10757 South River Front  Executive Vice President, General Counsel, Secretary and               America
Parkway, Suite 125,South Director.  Mr. Denos also owns 13.78% of the voting equity in
Jordan, UT 84095         MCC.  MCC is an international private equity investment and advisory firm.  MCC's principal office is located at 10757 South
                         River Front Parkway, Suite 125, South Jordan, UT 84095.

                        MCCE
                        ---
                        Director. MCCE provides business consulting services in the
                        United Kingdom. MCCE's principal office is located at 14
                        Hay's Mews, London W1J 5PT United Kingdom.

                        MCCA
                        ---
                        Vice President and Secretary of MCCA. MCCA is an SEC-
                        registered investment adviser, and provides investment management services to the Fund. MCCA's principal office is located at 2727 Allen
                        Parkway, 13th Floor, Houston, TX 77019.

                        Equus II Incorporated
                        ---
                        Executive Vice President and Secretary. Equus II Incorporated
                        is a closed-end fund, business development company, and is listed on the New York Stock Exchange. Equus II Incorporated's
                        principal office is located at 2727 Allen
                        Parkway, 13th Floor, Houston, TX 77019.

                        Other
                        ---
                        Chairman and Chief Executive Officer of SportsNuts, Inc.,
                        which organizes and manages amateur sports events, provides online registration, event sponsorship, event coordination, online and offline promotion, and merchandise sales.
                        SportsNuts, Inc. is located at 10757 South River Front Parkway,
                        Suite 125, South Jordan, UT 84095.

                        President of Kenneth I. Denos, P.C., which provides legal services. Kenneth I. Denos, P.C. is located at 10757 South
                        River Front Parkway, Suite 125, South Jordan, UT 84095.